Exhibit 99.1

Independence Realty Trust Announces Fourth Quarter and Full Year 2022 Financial Results

Introduces Full Year 2023 Guidance

PHILADELPHIA – (BUSINESS WIRE) – February 15, 2023 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2022 financial results and introduced its full year 2023 guidance.
Fourth Quarter Highlights
•Net income available to common shares of $33.6 million for the quarter ended December 31, 2022 compared to $28.6 million for the quarter ended December 31, 2021.
•Earnings per diluted share of $0.15 for the quarter ended December 31, 2022 compared to $0.23 for the quarter ended December 31, 2021.
•Combined same-store portfolio net operating income (“NOI”) growth of 13.0% for the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021.
•Core Funds from Operations (“CFFO”) of $66.8 million for the quarter ended December 31, 2022 compared to $31.0 million for the quarter ended December 31, 2021. CFFO per share was $0.29 for the fourth quarter of 2022, as compared to $0.24 for the fourth quarter of 2021.
•Adjusted EBITDA of $93.0 million for the quarter ended December 31, 2022 compared to $42.3 million for the quarter ended December 31, 2021.
•Value add program has completed renovations at 656 units during the quarter ended December 31, 2022, achieving a weighted average return on investment during the quarter of 20.5%.
Full Year Highlights
•Net income available to common shares of $117.2 million for the year ended December 31, 2022 compared to $44.6 million for the year ended December 31, 2021.
•Earnings per diluted share of $0.53 for the year ended December 31, 2022 compared to $0.41 for the year ended December 31, 2021.
•Combined same-store portfolio NOI growth of 13.7% for the year ended December 31, 2022 compared to the year ended December 31, 2021.
•CFFO of $247.4 million for the year ended December 31, 2022 compared to $92.0 million for the year ended December 31, 2021. CFFO per share was $1.08 for the year ended December 31, 2022, as compared to $0.84 for the year ended December 31, 2021.
•Adjusted EBITDA of $346.9 million for the year ended December 31, 2022 compared to $128.9 million for the year ended December 31, 2021.
•Value add program has completed renovations at 1,451 units during the year ended December 31, 2022, achieving a weighted average return on investment during the year of 24.1%.
2023 Guidance Highlights
•Earnings per diluted share of $0.25 at the mid-point of our guidance range.
•CFFO per share of $1.14 at the mid-point of our guidance range.
•2023 same store NOI growth of 6.5% at the mid-point of our guidance range.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“We are pleased with our accomplishments in 2022, as we integrated the STAR portfolio while successfully operating our business during volatile market conditions,” said Scott Schaeffer, Chairman and CEO of IRT. “We delivered fourth quarter and full year same store NOI growth of 13.0% and 13.7%, respectively and Core FFO per share growth of nearly 30% in 2022. While we expect macroeconomic uncertainty to persist, we remain confident in our portfolio in attractive markets and expect favorable demand trends to support our performance. Looking ahead to 2023, our guidance reflects another year of growth at IRT, as we continue to focus on executing our value add strategy and operating our well-positioned portfolio of middle market communities.”
Combined Same-Store Portfolio(1) Operating Results

	Fourth Quarter 2022 Compared to Fourth Quarter 2021	Full Year 2022 Compared to Full Year 2021
Rental and other property revenue (2)	9.8% increase	10.7% increase
Property operating expenses	4.6% increase	5.9% increase
Net operating income (“NOI”) (2)	13.0% increase	13.7% increase
Average occupancy	220 bps decrease to 93.8%	130 bps decrease to 94.7%
Average rental rate	12.2% increase to $1,514	12.0% increase to $1,446
NOI Margin	180 bps increase to 64.6%	160 bps increase to 63.1%
(1)Combined same-store portfolio includes 112 properties, which represent 33,527 units.
(2)Reflects upfront concessions recorded on a straight-line basis. With upfront concessions recorded on a cash basis, the increase in rental and other property revenue would be 9.6% and 10.3%, for the three and twelve months ended December 31, 2022, respectively, and the increase in NOI would be 12.6% and 13.0% for the three and twelve months ended December 31, 2022, respectively.

Operating Metrics
The table below summarizes operating metrics for the combined same-store portfolio for the applicable periods.

	4Q 2022	1Q 2023 (3)
Combined Same-Store Portfolio (1)
Average Occupancy	93.8%	93.2%
Lease Over Lease Effective Rental Rate Growth: (2)
New Leases	6.4%	4.6%
Renewal Leases	7.6%	4.9%
Blended	7.0%	4.8%
Resident retention rate	45.4%	51.0%
Combined Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	94.6%	94.0%
Lease Over Lease Effective Rental Rate Growth: (2)
New Leases	5.2%	3.7%
Renewal Leases	6.8%	4.5%
Blended	6.0%	4.2%
Resident retention rate	46.7%	51.3%
Value Add (18 properties with Ongoing Value Add)
Average Occupancy	90.2%	89.8%
Lease Over Lease Effective Rental Rate Growth: (2)
New Leases	11.6%	7.7%
Renewal Leases	11.4%	7.1%
Blended	11.5%	7.4%
Resident retention rate	39.3%	49.3%
(1)Combined same-store portfolio for 4Q 2022 includes 112 properties, which represent 33,527 units. Combined same-store portfolio for 1Q 2023 includes 116 properties, which represent 34,571 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)1Q 2023 average occupancy and resident retention rates are as through February 13, 2023. 1Q 2023 new lease and renewal rates are for leases commencing during 1Q 2023 that were signed as of February 13, 2023.
Value Add Program
We completed renovations on 656 units during the quarter ended December 31, 2022, bringing our total renovations completed during the year ended December 31, 2022 to 1,451 units. For the 1,451 units renovated during the year ended December 31, 2022 we achieved a return on investment of 24.1%, with an average cost per unit renovated of $13,659, and an average rent increase per renovated unit of $270. See the Value Add Summary page of our supplemental for additional information on our projects life to date as of December 31, 2022.
Investment Activity
Held for Sale
As of December 31, 2022, in connection with our ongoing capital recycling program, we had one property in Indianapolis, IN, classified as held for sale. We expect the disposition to close in the first quarter of 2023. The proceeds from the disposition will be used to reduce indebtedness.

Dispositions
During the quarter ended December 31, 2022, we sold two previously held for sale properties, one in Louisville, KY and one in Terre Haute, IN. The combined sale price was $99.0 million and we recognized a net gain on sale of $17.0 million.
Capital Expenditures
For the quarter ended December 31, 2022, recurring capital expenditures for the total portfolio were $4.6 million, or $129 per unit. For the year ended December 31, 2022, recurring capital expenditures for the total portfolio were $24.3 million, or $680 per unit.
Dividend Distribution
On December 12, 2022, our Board of Directors declared a quarterly cash dividend of $0.14 per share of our common stock, which was paid on January 20, 2023 to stockholders of record at the close of business on December 30, 2022.
2023 Full Year EPS and CFFO Guidance
We are introducing 2023 full year guidance. Earnings per diluted share is projected to be in the range of $0.23 to $0.27. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2023 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.23	$0.27
Adjustments:
Depreciation and amortization	0.95	0.95
Gain on sale of real estate assets (3)	(0.01)	(0.01)
Loan (premium accretion) discount amortization, net	(0.05)	(0.05)
Core FFO per share	$1.12	$1.16
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2023 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.0 million weighted average shares and units outstanding.
(3)Gains on sale of real estate assets includes one property identified as held for sale as of December 31, 2022.

2023 Guidance Assumptions
Our key guidance assumptions for 2023 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Combined Same-Store Portfolio	2023 Outlook (1)
Number of properties/units	116 properties / 34,571 units
Property revenue growth	5.7% to 7.0%
Controllable operating expense growth	3.3% to 5.4%
Real estate tax and insurance expense growth	8.1% to 9.1%
Total operating expense growth	5.2% to 6.9%
Property NOI growth	5.0% to 8.0%

Corporate Expenses
General and administrative & Property management expenses	$51.5 million to $53.5 million
Interest expense (2)	$104.5 million to $106.5 million

Transaction/Investment Volume (3)
Acquisition volume	None
Disposition volume	$35.0 million to $40.0 million

Capital Expenditures
Recurring	$19.0 million to $21.0 million
Value add & non-recurring	$78.0 million to $82.0 million
Development	$80.0 million to $90.0 million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting associated with the merger with Steadfast Apartment REIT, Inc. (“STAR”) on December 16, 2021, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)Includes one property identified as held for sale as of December 31, 2022. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 16, 2023 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.200.6205, access code 513491. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 23, 2022 by dialing 1.866.813.9403, access code 910516.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX, Nashville, TN, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words that predict or indicate future events and trends and that do not report historical matters.
These forward-looking statements involve estimates, projections, forecasts and assumptions and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, increased regulations generally and specifically on the rental housing market including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of COVID-19 and other potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives, unknown or unexpected liabilities including the cost of legal proceedings, inability to sell certain assets within the time frames or at the pricing levels expected, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Schedule I
Independence Realty Trust, Inc.
Selected Financial Information
Dollars in thousands, except per share data (unaudited)

	For the Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$33,631	$16,223	$(7,205)	$74,600	$28,615
Earnings (loss) per share -- diluted	$0.15	$0.07	$(0.03)	$0.34	$0.23
Rental and other property revenue	$162,493	$160,300	$154,643	$149,977	$76,803
Property operating expenses	$57,450	$59,967	$58,976	$55,883	$26,952
NOI	$105,043	$100,333	$95,667	$94,094	$49,851

NOI margin	64.6%	62.6%	61.9%	62.7%	64.9%

Adjusted EBITDA	$93,017	$89,264	$83,228	$81,375	$42,301
CORE FFO per share	$0.29	$0.28	$0.26	$0.25	$0.24
Dividends per share	$0.14	$0.14	$0.14	$0.12	$0.12

CORE FFO payout ratio	48.3%	50.0%	53.8%	48.0%	50.0%

Portfolio Data:
Total gross assets	$7,034,902	$7,097,280	$6,801,034	$6,731,377	$6,785,648
Total number of operating properties	120	122	120	119	123
Total units	35,526	36,176	35,594	35,498	36,831

Period end occupancy	93.6%	94.6%	95.7%	95.4%	95.6%
Total portfolio average occupancy	93.9%	94.2%	95.5%	95.2%	96.0%

Total portfolio average effective monthly rent, per unit	$1,522	$1,484	$1,414	$1,374	$1,329

Combined same-store portfolio period end occupancy (a)	93.5%	94.5%	95.4%	95.6%	95.7%
Combined same-store portfolio average occupancy (a)	93.8%	94.2%	95.6%	95.3%	96.0%

Combined same-store portfolio average effective monthly rent, per unit (a)	$1,514	$1,481	$1,414	$1,375	$1,349
Capitalization:
Total debt (b)	$2,631,645	$2,713,625	$2,552,936	$2,542,088	$2,705,336
Common share price, period end	$16.86	$16.73	$20.73	$26.44	$25.83
Market equity capitalization	$3,880,432	$3,850,365	$4,729,580	$6,031,873	$5,882,410
Total market capitalization	$6,512,077	$6,563,990	$7,282,516	$8,573,961	$8,587,746

Total debt/total gross assets	37.4%	38.2%	37.5%	37.8%	39.9%
Net debt to Adjusted EBITDA (c)	6.9x	7.2x	7.4x	7.6x	7.7x
Interest coverage	4.0x	4.0x	4.0x	4.0x	3.9x

Common shares and OP Units:
Shares outstanding	224,064,940	224,056,179	222,060,280	221,163,391	220,753,735
OP units outstanding	6,091,171	6,091,171	6,091,171	6,970,993	6,981,841
Common shares and OP units outstanding	230,156,111	230,147,350	228,151,451	228,134,384	227,735,577
Weighted average common shares and OP units	229,994,927	228,051,780	227,964,753	227,778,484	127,046,225
(a)Combined same-store portfolio consists of 112 properties, which represent 33,527 units.
(b)Includes indebtedness associated with real estate held for sale, as applicable.
(c)Reflects net debt to Adjusted EBITDA for each period presented, including adjustments for the timing of acquisitions and dispositions, impacting quarterly EBITDA. For the five quarters ended December 31, 2022, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.9x, 7.4x, 7.4x, 7.5x, and 15.4x, respectively.

Schedule II
Independence Realty Trust Inc.
Reconciliation of Net Income (Loss) to Funds from Operations and Core Funds from Operations
Dollars in thousands, except per share data
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Funds From Operations (FFO):
Net income (loss)	$34,524	$29,465	$120,659	$45,529
Add-Back (Deduct):
Real estate depreciation and amortization	51,957	26,068	251,545	76,487
Real estate depreciation and amortization from investments in unconsolidated real estate entities	416	—	2,320	—
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment (gains) losses	(16,635)	(78,490)	(111,347)	(90,277)
FFO	$70,262	$(22,957)	$263,177	$31,739
FFO per share	$0.31	$(0.18)	$1.15	$0.29
CORE Funds From Operations (CFFO):
FFO	$70,262	$(22,957)	$263,177	$31,739
Add-Back (Deduct):
Other depreciation and amortization	204	142	1,304	423
Casualty losses (gains), net	(1,690)	—	(8,866)	359
Loan (premium accretion) discount amortization, net	(2,760)	(501)	(11,005)	(501)
Prepayment (gains) losses on asset dispositions	(409)	2,312	(409)	2,607
Loss on extinguishment of debt	—	10,261	—	10,261
Other income, net	(860)	—	(2,298)	—
Merger and integration costs	2,028	41,787	5,505	47,063
CFFO	$66,775	$31,044	$247,408	$91,951
CFFO per share	$0.29	$0.24	$1.08	$0.84
Weighted-average shares and units outstanding	229,994,927	127,046,225	228,452,958	109,418,810

Schedule III
Independence Realty Trust Inc.
Reconciliation of Combined Same-Store Net Operating Income to Net Income (Loss)
Dollars in thousands
(unaudited)

For the Three-Months Ended (a)
Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021

Reconciliation of combined same-store portfolio NOI to net income (loss):
Combined same-store portfolio NOI	$97,774	$94,041	$90,263	$88,638	$86,544
Combined non same-store portfolio NOI	7,269	6,292	5,404	5,456	8,393
Pre-Merger STAR Portfolio NOI	—	—	—	—	(45,086)
Other revenue	306	300	120	385	113
Property management expenses	(6,593)	(5,744)	(6,139)	(5,556)	(3,221)
General and administrative expenses	(5,739)	(5,625)	(6,968)	(7,928)	(4,442)
Depreciation and amortization expense	(52,161)	(49,722)	(72,793)	(78,174)	(26,210)
Casualty (losses) gains, net	1,690	191	5,592	1,393	—
Interest expense	(23,337)	(22,093)	(20,994)	(20,531)	(10,757)
Gain on sale (loss on impairment) of real estate assets, net	17,044	—	—	94,712	76,179
Loss on extinguishment of debt	—	—	—	—	(10,261)
Other income, net	57	765	294	443	—
Gain (loss) from investments in unconsolidated real estate entities	242	(1,477)	(871)	(63)	—
Merger and integration costs	(2,028)	(275)	(1,307)	(1,895)	(41,787)
Net income (loss)	$34,524	$16,653	$(7,399)	$76,880	$29,465
(a)Combined same-store portfolio consists of 112 properties, which represent 33,527 units.

Schedule IV
Independence Realty Trust Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Interest Coverage Ratio
Dollars in thousands
(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Net income (loss)	$34,524	$16,653	$(7,399)	$76,880	$29,465
Add-Back (Deduct):
Interest expense	23,337	22,093	20,994	20,531	10,757
Depreciation and amortization	52,161	49,722	72,793	78,174	26,210
Casualty losses (gains), net	(1,690)	(191)	(5,592)	(1,393)	—
(Gain on sale) loss on impairment of real estate assets, net	(17,044)	—	—	(94,712)	(76,179)
Loss on extinguishment of debt	—	—	—	—	10,261
Merger and integration costs	2,028	275	1,307	1,895	41,787
(Gain) loss from investments in unconsolidated real estate entities	(242)	1,477	1,125	—	—
Other income, net	(57)	(765)	—	—	—
Adjusted EBITDA	$93,017	$89,264	$83,228	$81,375	$42,301

INTEREST COST:
Interest expense	$23,337	$22,093	$20,994	$20,531	$10,757

INTEREST COVERAGE:	4.0x	4.0x	4.0x	4.0x	3.9x

Schedule V
Independence Realty Trust, Inc.
Definitions
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, abandoned deal costs, loan premium accretion and discount amortization, debt extinguishment costs, and merger and integration costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands).
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total debt	$2,631,645	$2,713,625	$2,552,936	$2,542,088	$2,705,336
Less: cash and cash equivalents	(16,084)	(23,753)	(11,378)	(23,971)	(35,972)
Less: loan discounts and premiums, net	(59,937)	(63,340)	(66,091)	(68,832)	(71,586)
Total net debt	$2,555,624	$2,626,532	$2,475,467	$2,449,285	$2,597,778
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs and gains, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same-store portfolio. Because our portfolio of properties changed significantly as a result of our STAR Merger, which closed on December 16, 2021, we may also present, as described below, information on the IRT Same-Store Portfolio, STAR Same-Store Portfolio and Combined Same-Store Portfolio.
IRT Same-Store Portfolio
IRT Same-Store Portfolio represents the 48 properties that IRT owned and consolidated as of January 1, 2021 and through December 31, 2022 (other than properties held for sale as of December 31, 2022).

STAR Same-Store Portfolio
STAR Same-Store Portfolio represents the 64 properties that STAR owned and consolidated as of January 1, 2021 and that, following the consummation of the Merger on December 16, 2021, continued to be owned and consolidated by IRT through December 31, 2022 (other than properties held for sale as of December 31, 2022).
Combined Same-Store Portfolio
Combined Same-Store Portfolio represents the combination of the IRT Same-Store Portfolio and the STAR Same-Store Portfolio considered as a single portfolio of 112 properties which represent 33,527 units.

Combined Non Same-Store Portfolio
Combined Non Same-Store Portfolio represents the combination of five IRT non same-store properties and three STAR non same-store properties considered as a single non same-store portfolio of eight properties which represent 1,999 units acquired after January 1, 2021 (includes one property held for sale as of December 31, 2022).
Pre-Merger STAR Portfolio NOI
In order to reconcile Combined Same-Store Portfolio NOI to net income for periods prior to our December 16, 2021 merger with STAR, our reconciliation excludes NOI generated by the STAR Portfolio because IRT did not own these properties prior to December 16, 2021.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total assets	$6,532,095	$6,633,533	$6,386,634	$6,387,322	$6,506,696
Plus: accumulated depreciation (a)	426,097	386,606	337,338	291,199	254,123
Plus: accumulated amortization	76,710	77,141	77,062	52,856	24,829
Total gross assets	$7,034,902	$7,097,280	$6,801,034	$6,731,377	$6,785,648
(a)Includes accumulated depreciation associated with real estate held for sale.